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                                                                    Exhibit 10.3
[Compaq Letterhead]

                                   Memorandum

To All Compaq Channel Partners

From: Compaq Capital

Date: 1/6/99

Dear Partner

In order to provide you with a more efficient and proactive finance service, aimed at supporting your Compaq Equipment sales we have appointed Total Asset Finance Ltd (TAF) as our agents.

TAF will operate as a sales extension of Compaq Capital and will carry and use Compaq Capital badged business cards and contracts and will be linked in through our hotline number for any enquiries.

Please therefore treat them as Compaq Capital as they will be making full use of our facilities and offerings.

Kind regards
Yours faithfully

/s/ Paul Crook
Paul Crook
Indirect Reseller Finance Manager
Compaq Capital


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                                AGENCY AGREEMENT

This Agreement is made this 17th day or June 1999 between TOTAL ASSET LIMITED, St James Court, Wilderspool Causeway, Warrington, WA4 6PS (hereinafter called "Total") and Compaq Capital Finance Company, Unit 65 Blackrock Business Park, (Carysfort Avenue, Blackrock, Dublin, Republic of Ireland (hereinafter called "Compaq Capital").

WHEREAS. Total is a purchaser and lessor of equipment, software and services, manufactured or supplied by various manufacturers, suppliers and licensors and Compaq Capital is engaged in the equipment leasing business and purchases equipment for lease to others;

WHEREAS Total Is willing to negotiate with Resellers and to purchase certain Equipment and Software as agents for Compaq Capital subject to the terms herein, which concurrently with such purchase, shall be leased by Compaq Capital to Lessees pursuant to the terms of this Agreement. Now it is hereby agreed that":

1. DEFINITIONS AND INTERPRETATIONS

In this Agreement the following expressions shall have the meanings respectfully assigned to them:

Definitions

(a) "Account" shall mean a bank account controlled end designated by Compaq Capital.

(b) "Contract" shall mean a Contract to purchase Equipment and Software from a Supplier or third party previously approved by Compaq Capital in writing.

(c) "Equipment" shall mean equipment sold to Compaq Capital under any Contract.

(d) "Lease" shall mean a Lease Agreement substantially in the form of attachment A.

(e) "Lease Payments" shall mean the amounts that a Lessee is required to pay periodically under the provisions of a Lease as charges for the use of Equipment and Software purchased hereunder net or (1) value added tax and any other taxes on such amounts, the Lease, the Equipment or Software, or the use, possession or license thereof, (2) Service Charge and (3) any charges for freight or installation.

(f) "Lessee" shall mean any third party business end user which is party to a Lease and which is obligated to pay rent under such a Lease.

(g)   "Licensor" shall have the meaning set forth in Clause 5(a).

(h) "Manufacturers" shall mean various manufacturers or Suppliers of Equipment approved from lime to time by Compaq Capital.

(i) "Purchases Commission" shall mean the monies, if any, payable to Total pursuant to clause 9.1.

(j) "Purchase Price" shall mean the price which Compaq Capital shall pay Total for purchase of Equipment and assignment of Software license fees hereunder. The Purchase Price for Equipment (including features attached or connected thereto, initially and subsequently) and assignment of Software license fees shall be as set forth in Suppliers invoice.

(k) "Reimbursement Date" shall mean the date when Compaq Capital must reimburse the Purchase Price to Total pursuant to clause 2.6.2

(l) "Remarketing Commission" shall mean the monies, if any, payable to Total pursuant to clause 9.8.

(m) "Remarketing Event" shall mean Totals obligations and rights detailed in clause 9.2.1.

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(n)   "Return on Compaq Capital Investment" means an amount sufficient to maintain Compaq Capital's after tax return in relation to its purchase and lease of Equipment and Software.

(o) "Sales Commission" shall mean the monies, if any, payable to Total pursuant to clause 9.7

(p) "Service Charges" shall mean the sums payable by a Lessee under any separate contract for maintenance of Equipment or Software (unless such contract Is specifically included on the invoice required under Clause 2.2.2.) and any Software license fees or other amounts payable under a Lease which are specifically excluded.

(q) "Software" shall mean the copies of computer programs and instructions (in whatever form), firmware, microcode and documentation duly licensed by the Licensor to the Lessee.

(r) "Term" shall mean the period which commences on the date of this Agreement and expires one (1) year after such date. A formal business review shall be conducted between the parties 3 months before the expiry date and, by mutual agreement of both parties this Agreement may be renewed for a further period of 12 months or as otherwise agreed between the parties.

(s) "Transferee" shall mean a person or entity (including a corporation, trust, partnership or association) to whom a transfer is made by Compaq Capital as provided in Clause 4.

2. PURCHASE AGENCY

      2.1 Appointment


            Compaq Capital appoints Total to be its non exclusive agent in the
                 United Kingdom subject to the provisions of Clause 2.2 below:

            2.1.1 to negotiate agree and conclude the term and conditions of
                  Contracts for the purchase of Equipment and Software from such Suppliers and Resellers as Compaq Capital considers appropriate;

            2.1.2 to enter into Contracts and other documents incidental thereto relating to the purchase and delivery of the Equipment and Software;

                  PROVIDED that Total is not authorised as non exclusive agent of Compaq Capital to incur any obligations under a Contract other than payment of the Purchase Price for the Equipment and Software which form the subject thereof, and any other obligations otherwise incurred under a Contract will be incurred by total as principal.

      2.2 Limits on the authority of Total as Agent

            2.2.1 the agency granted by clause 2.1 above shall not authorise
                  Total to enter Into any Contract for the acquisition of any Equipment and Software to the extent that the purchase price therefor to be reimbursed by Compaq Capital pursuant to clause 2.6.2 would cause the total amount to be reimbursed on the relevant Reimbursement Date as per the relevant Offer Letter substantially in the form of Attachment C to be exceeded.

            2.2.2 before making any contract to purchase Equipment and Software or any part of it. Total shall submit to Compaq Capital details of the individual items of the Equipment and Software for Compaq Capital's approval. Total will then only have authority to purchase such Equipment and Software provided Compaq Capital grants such approval in writing. If no such authority is granted then, should Total proceed with such purchase of Equipment and Software, Total will do so as principal and not agent.


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            2.2.3 Total shall not hold itself out as having authority other than that which is expressly contained in the terms of this Agreement and to the extent that Total acts or agrees to act in relation to any Contract otherwise than in accordance with the terms of the agency hereunder, Total shall be acting as principal on its own account and not as agents.

      2.3 Conditions of Contracts

            2.3.1 So far as Total is aware, after making appropriate enquiries at the time it enters into the relevant Contract, the Equipment and Software to be purchased thereunder as agents for Compaq Capital will constitute Equipment and Software in respect of which writing down allowances are available pursuant to the Capital Allowances Act 1990 (as amended):

            2.3.2 all the Equipment and Software shall be purchased In the
                  United Kingdom unless otherwise agreed by Compaq Capital, and shall be either newly manufactured or bought as new from bona fide third parties;

            2.3.3 the relevant Contract will provide for Total or Compaq Capital to be invoiced for the amounts which Total pays in its own name depending upon whether Compaq Capital is disclosed or undisclosed.

      2.4 Alterations

            Total must not, nor does it have authority to agree to the alteration, extension or variation of any Contract or the terms and conditions of any Lease without Compaq Capitals prior written consent.

      2.5 Title

            Total shall ensure that upon completion of any Contract in accordance with the terms and conditions thereof, title to the Equipment and the right to receive Software Licence Fees shall pass directly to Compaq Capital free and clear of all mortgages, liens, security Interests or other encumbrances. Total will sign on behalf of Compaq Capital any acceptance certificate or similar documents required by the Supplier for the Equipment and Software.

      2.6 Payments

            2.6.1 Total will promptly settle all invoices relating to the
                  Equipment and Software In accordance with the terms and conditions of the Contract thereof;

            26.2 Compaq Capital shall be required to reimburse Total with the Purchase Price of the Equipment and Software, but only if Total have complied with all of the following Conditions to the reasonable satisfaction of Compaq Capital;

                  a) Total have entered into a Lease or Leases of the Equipment and Software as agent for Compaq Capital with Lessees and such Lease or Leases have been signed and completed by the Lessee (including without limitation acceptance certificates) and such Leases have been executed by Total on behalf of Compaq Capital and delivered to Compaq Capital by Total;

                  b) all the Equipment and Software has been delivered to and accepted by the Lessee and both the Supplier and Total have complied fully with the terms of the Contract;


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                  c)    the Purchase Price of the Equipment end Software has
                        been paid in full either by Total or Compaq Capital to the Supplier of the Equipment whether or not contractually due;

                  d) Total has delivered to Compaq Capital copies of all Value Added Tax invoices relating to the Equipment and Software receipted by the Supplier of the Equipment and Software;

                  e) Total has provided Compaq Capital with evidence that insurance required by the Lease in respect of the Equipment and Software has been obtained by the Lessee;

                  f) a notification letter in the form of attachment B (the "Notice Letter"), undated but executed by Total has been provided to Compaq Capital in respect of the Lease which the Equipment and Software purchased relates.

            2.6.3 Total waive all and any right they have or may have to recover or seek a credit In respect of Input Value Added Tax relating to any Equipment and Software purchased by them as agents on behalf of Compaq Capital.

3. AGENCY TO LEASE

            3.1. Compaq Capital appoints Total to be its non-exclusive agent to negotiate, agree, conclude and execute on Compaq Capital's behalf. Leases in respect of the Equipment and Software in the form of attachment A as agent on behalf of Compaq Capital with Lessees. Such agency authority is only granted to Total in respect of Equipment and Software validly purchased by Total as agent for Compaq Capital. Such authority will apply to potential Contracts and Leases valued at (pound)75,000 or less on a general basis. All potential Contracts and Leases valued at more than (pound)75,OOO will require individual pre approval by Compaq Capital in order for this agency authority to apply.

      3.2 Before executing any Lease in respect of Equipment and Software, Total shall submit to Compaq Capital details of the Equipment Software, duration and rentals of the Lease and such other financial information in respect of the Lessee as Compaq Capital In Its absolute discretion may request for Compaq Capital's approval. Total will only have agency authority to execute Leases on behalf of Compaq Capital pursuant to clause 3.1 provided Compaq Capital grant such authority in writing to Total.

      3.3 If Total execute Leases otherwise than in accordance with this clause 3, then Total shell be acting as principal on its own account and not as agents.

4. ASSIGNMENT OF BUYER's RIGHTS

            Total hereby agrees that Compaq Capital may sell, convey, assign, lease, grant a security interest in, or otherwise dispose of all or any portion of Its rights, title and interest In, to and under this Agreement, the Leases and the Equipment and Software covered thereby or any item thereof, together or separately (individually or collectively, a "transfer), to one or more Transferee,, without notice to or consent of Total. Unless otherwise expressly agreed by Transferee, a transfer will not include any of the obligations of Compaq Capital under this Agreement or any other agreement concerning the Leases. Equipment or Software: and Compaq Capital shall retain all such obligations Total shall not assert against Transferee, any defense, counterclaim or offset that Total may have against Compaq Capital Total will not require Transferees to perform any obligation or covenant of Compaq Capital hereunder

5. SOFTWARE


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      (a)   The Lessee's rights to user the Software shall be determined by its licence with the Licensor or any third party having the right to licence use therefor (licensor or such third party, as applicable, being refered to hereafter as the "Licensor"); and Compaq Capital's rights in any Software are limited to the right to receive Lease Payments related to the Software leased by Total as Compaq Capital's agent to Lessee.

      (b) Total represents, covenants and agrees that as far as is reasonably possible (i) all necessary licences for use of the Software have been obtained from the Supplier having the right to grant such licence, and (ii) the Lessee shall be entitled to use such Software so long as it complies with the terms of the licene (without additional payment to Total or any other Licensor).

      (c) Compaq Capital shall, without additional charge, receive with the Equipment purchased hereunder all Software furnished by Licensor or Manufacturer (without separate charge) to its end user purchasers of Equipment.

      (d) Total covenants not to make any claims or take any legal action against Compaq Capital receiving Leaser Payments in respect of the Equipment and Software.

6. TOTAL'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      (a) Total represents, warrants and covenants as of the date hereof and again upon payment of the Purchase Price, that:


            (i) Compaq Capital will acquire good and marketable title to all Equipment and Software, purchased by Total on its behalf and the Lease Payments related to the Equipment and Software, free and clear of all liens, claims, interests and encumbrances(except the rights of Llessee under the lease).

            (ii) Each Lease is as set forth in the documents provided to Compaq Capital and has not been modified or revoked; each Lease represents the valid and binding obligation of Lessee, enforceable against the Lessee in accordance with its terms; Lessee has not breached or violated the Lease, has not objected to the Lease, the Equipment or the Software, and has not stated its intention to withhold payments under the Lease or to otherwise challenge its obligations under the Lease; Total has not made and will not at any time make any agreements, representations, or warranties with or to Lessee which would (or which attempt to ) amend, modify or affect the Lease or Lessee's obligations thereunder or waive any provisions thereof; and Total has not received any payments from Leesee under the Lease except those,if any, paid or credited to Compaq Capital upon payment of the Purchase Price. For the avoidance of doubt Total shall prior to payment by Compaq Capital of the Purchase Price furnish Compaq Capital with the original Lease and supporting documentation.

            (iii) Total shall use all reasonable endeavours to ensure that
                  Compaq Capital will acquire good and marketable title to all Equipment and the right to receive Software, Licence fees purchased by Total on its behalf, and Software licensed for use on, in or with such Equipment will conform to its Manufacturer's or Licensor's published specifications and will be free from defects in material, workmanship and design under normal use and service. In addition Total shall also use all reasonable endeavbours to ensure that such Equipment and Software will conform to Manfacturer's or Licensor's standard published warranty, if any, to purchasers of Equipment and licensees of Software.

                  With respect to all Equipment purchased hereunder and the Software provided on, with or for such Equipment, including but not limited to Software


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                  provided under clause 5(c). Compaq Capital may exercise (for its own benefit) all product warranties and indemnities of the Manufacturer, Licensor and other suppliers of the Equipment and Software, including without limitation (i) any applicable warranty, express or implied, issued on or applicable thereto, concerning condition, fitness, quality or performance, (ii) warranty of good and marketable title to the Equipment and the right to licence the /Software, free and clear of all liens, interest and encumbrances, (iii) warranty indemnifictions related thereto, (iv) product liability indemnification;s with respect to the Equipment or Software, and (v) any rights concerning copies of Software. To the extent any warranties or indemnititas concerning the Equipment or Software may not, by applicable law, be enforceable by Compaq Capital in its own name, Total agrees to enforce them for the benefit of Compaq Capital or at Compaq Capital's request to permit Compaq Capital to enforce them in Total's name for the benefit of Compaq Capital at the sole cost of Compaq Capital.

      (b) Total represents that no representations, warranties or convenants have been made to the Lessee by Total concerning the Equipment or the Software, except what is set forth in the Lease and the marketing literature of the Manufacturer, Supplier or Licensor.

      (b) Total will not relocate or assist in relocating the Equipment for a Lessee without prior notice to and consent of Compaq Capital.

7. WARRANTIES OF COMPAQ CAPITAL AND TOTAL

Compaq Capital and Total each hereby represent and warrant to the other that:

      (a) The party making such representation and warranty is duly incorporated and existing and in good standing under the laws of the jurisdiction of its in corporation and has the power and authority to enter into and perform its obligations under this Agreement; and

      (b) The person executing and delivering this Agreement on behalf of such party is duly authorized to make such execution and delivery an d, upon the execution and delivery hereof, this Agreement will constitute a valid obligation binding upon and enforceable against the party so representing and warranting in accordance with its terms.


8. TOTAL ADMINISTRATION

      (a)   Billing and Collection

            (i) With respect to Equipment purchased by Compaq Capital and Software for which Compaq Capital is entitled to Lease Payments, Total shall invoice, in Total's name each of the Lessees for the Lease Payments and all other charges due under the Leases. The invoices will direct the Lessees to make such payments to the Account. Total will execute a Deed of Assignment in respect of the Account assigning the monies in the Account to Compaq capital in the form of Attachment D. If Total receives any such amounts, it shall receive such amounts in trust for Compaq Capital and remit such amounts immediately to Compaq Capital. Total will not declare a default under a Lease without Compaq Capital's prior appoval. If litigation is required to collect any such monies or proceeds, such litigation shall be conducted by Compaq Capital, however, Total agrees to provide all reasonable co-operation and assistance with respect to such litigation at no cost to Compaq Capital.

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            (ii)  Compaq Capital and Total each agree to advise the other of any delinquencies in Lease Payments or other Lease defaults, immediately that Compaq Capital or Total become aware of it forthwith and after such notice is given Compaq Capital may date the Notice Letter provided by Total with respect to such Lease and deliver it to the Lessee, together with any other appropriate notices or directions. At the sole discretion of Compaq Capital, the Notice Letter may be dated and delivered immediately to Lessee, but only after providing Total with prior written notification.

            (iii) Total hereby appoints Compaq Capital as Total's agent to make claim for, recieve payment of and execute and endorse (in Total's name or otherwise) all documents, cheques or drafts with respect to the Equipment, its maintenance, the Software and Software licensing and support, with the same force and effect as if done by Total.

      (b) With respect to any Equipment and Software purchased, Total shall make no modification of amendment of any Lease or Waiver of any provision thereof, or consent to any action of Lessee which results in a reduction of Lease Payments payable thereunder or which may otherwise adversely affect Compaq Capital's rights thereunder or hereunder, without the prior written approval of Compaq Capital's rights and any Transferees of which Total has notice. Total shall promptly provide Compaq Capital with copies of any documents relating to the foregoing.

9. COMMISION

      9.1 Purchases Commission

            Compaq Capital agrees to pay to Total a Purchase Commission in the amount of one per cent of the Supplier invoiced value of all Equipment purchased in respect of leases sighned hereunder, in consideration of Total acting as agent on behalf of Compaq Capital for purchasing Equipment and complying with the terms of this Agreement. Total will only be entitled to receive Purchase Commission from Compaq Capital if Total has fully complied with the terms of this Agreement and in particular this clause 9. Compaq Capital will pay such Purchase Commission to Total within 5 days of the Reimbursement date but only after receipt of a valid tax invoice from Total in respect of such Purchase Commission.

     9.2  Agency Powers

            9.2.1 Total shall act as Compaq capital's non exclusive agent to negotiate and conclude the renewal or extension of any Leaser or Leases entered into under the terms of this Agreement subject to the following terms:

            9.2.2 Total will have no authority pursuant to clause 9.2.1 in relation to any Lease or Equipment and Software subject to any Lease where the Lessee of such Lease has defaulted in relation to any default terms within the lease or breached any term whatsoever of the Lease unless the Lessee has remedied such default(s) and such defaults(s) is remediable and not a continuing default(s) or Compaq Capital, at their own absolute discretion, grant such authority in writing.

            9.2.3 If Total breaches any term of this Agreement whatsoever, including, without limitation, being liable for default pursuant to the terms of clause 10 for this Agreement then Total will have no authority to act as Compaq Capital's agent pursuant to clause 9.2.1 above unless Compaq Capital at their own absolute discretion, grant such authority in writing.

            9.2.4 Without prejudice to the above, Total will have no authority to act as Compaq Capital's agents pursuant to clause 9.2.1. unless in relation to a Lease, it is renewed, extended or terminated pursuant to the terms of the Lease and so


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                  that Compaq Capital receive the Return on Compaq Capital
                  Investment in respect of such Lease together with any monies owed pursuant to the terms of such Lease to Compaq Capital.

            9.2.5 Without prejudice to the above, Total will not have authority to act as Compaq Capital's agent to sell, assign, lease, transfer or otherwise dispose of any Equipment and Software.

10. EVENTS OF DEFAULT AND REMEDIES

      (a) The following events, if occurring during the Term of this Agreement, shall constitute Events of Default hereunder:

            (i) Total or Compaq Capital fails to make any payment required or it hereunder within ten (10) days after notice that such payment is past due: or

            (ii) Total or Compaq Capital fails in any material respect to perform or observe any other covenant, condition, or agreement to be performed or observed by it under this Agreement or any document or certificate delivered by it in connection herewith unless the breach of such covenant, condition or agreement has been cured within twenty (20) days after written notice thereof from the other party; or

            (iii) Any representation or warranty made by Total or Compaq Capital herein or in any document furnished or to be furnished by Total or Compaq Capital in connection herewith or any transaction hereunder proves incorrect or misleading in any material respect; or

            (iv) A petition in bankruptcy or for insolvency or administration proceedings is filed by Total or Compaq Capital, or Total or Compaq Capital makes a general assignment (excluding assignments as provided for in this Agreement) for the benefit of creditors or consents to the appointment of a trustee or receiver; or a trustee or a receiver is appointed for it or its assets without its consent and is not dismissed within a period of sixty (60) days; or bankruptcy, reorganisation or insolvency proceedings are instituted against it and are not dismissed for a period of sixty (60) days, or

            (v) Total shall fail to achieve the Minimum Volume Targets specified in Appendix 2 hereto.

      (b) Upon the occurrence of an Event of Default, the non-defaulting party may, in addition to all other remedies it may have under this Agreement, exercise all of the remedies afforded under applicable law. No exercise of any right or remedy by the non-defaulting party shall limit or restrict its right to exercise any other right or remedy available at law or hereunder, all of which are cumulative.

      (c) In any action for damages hereunder by either party, consequential and incidental damages are excluded. This exclusion includes but is not limited to, loss of business, lost profits and other economic loss even if the other party had advance notice of the possibility that such loss will or may occur. This paragraph does not apply to any indemnification under this Agreement.

11. INDEMNIFICATION

      Notwithstanding any other provision hereof, Total agrees that it will at its own expense defend Compaq Capital and Transferees against any claims and suits and indemnify and hold them harmless from and against any claims, loss, costs, damage or expense (including, without limitation, settlement, payments, reasonable legal fees) resulting, from or relating to breaches, violations or misrepresentations by Total of matters set forth in Clauses 2,4,5,6,7,8,9 or 10 above. The claims hereby indemnified against include, without limitation claims by Lessees


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      for forgiveness of Lease Payments or termination of Leases based on breaches, violations or misrepresentations of Total identified in the preceding sentence. Compaq Capital agrees to promptly notify Total in writing of any matters of which Compaq Capital has knowledge in respect to which this indemnity may apply and shall permit Total through its counsel to defend all actions and claims covered by this Clause (including appeals and negotiations for settlement) and provide to Total, at Total's expense, all available information, assistance and authority (which Total requests) to enable Total to do so. Total, at all times during the course of any actions or claims, shall keep Compaq Capital informed of all developments relating thereto.

12. GENERAL

      This Agreement is for the benefit of the parties hereto and shall, to the extent permitted hereby, be binding upon and inure to the benefit of their successors, assigns and surviving entities of any merger, sale, consolidation or reorganization. In the event that any of the terms of this Agreement are or become illegal or unenforceable, such terms shall be null and void and shall be deemed deleted from this Agreement, and all the remaining terms of this Agreement shall remain in full force and effect. This Agreement shall be construed and interpreted in accordance with the laws of England. Seller and Buyer agree to perform acts and to execute and deliver any further documents as may be reasonably necessary to carry out the intent and provisions of this Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the matter covered herein and supersedes all prior agreements and/or understandings, between the parties, whether written or oral, with respect thereto. There are no understandings, agreements, representations or warranties, express or implied, which are not specified in writing and signed by the parties thereto.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorised officers as of the date first above written.

Total                                        Compaq Capital
TOTAL ASSET LIMITED                          COMPAQ CAPITAL FINANCE COMPANY

By:   __[ILLEGIBLE]____________              By:   _________________________

Title:__DIRECTOR_______________              Title:_________________________

                                                   Dan McCarthy
                                                   European Finance Director
                                                   Compaq Capital Europe
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ATTACHMENT C

                                  OFFER LETTER

To:  Compaq Capital
     Gardner House
     Wilton Place
     Dublin 1
     Ireland

Date

Dear Sirs

Agency Agreement dated ("the Agreement")

We refer to the Agreement and hereby offer to purchase as your agents and on your behalf the Equipment and the right to receive all license fees and other
payments relating to the use of software, at the Purchase Price of     plus VAT.

Equipment      As per Schedule

Software       As per Schedule

Upon your acceptance of the Offer we shall enter into a Lease, as agents on your behalf, for the Equipment and Software with the Lessee identified below and on the following terms (and in any event in the form of the draft Lease Agreement attached hereto):

Lessee:

Term:

Lease Payments:               Beginning

Other material provisions:

Equity investment by Total    based on       Cost of Funds

Purchases Commission          based on       Cost of Funds

Signed ___________________________

Title_____________________________

For and on behalf of TOTAL ASSET LTD

We hereby accept the above mentioned offer subject to the terms and conditions of the Agreement.

Signed_____________________________

Title______________________________

For and on behalf of Compaq Capital.

                                 ATTACHMENT B

                              NOTIFICATION LETTER

LESSEE NAME AND ADDRESS

Attn:

Subject: Schedule No. ____to MASTER LEASE AGREEMENT No. _____ dated ______ (the "Lease") between you and Total Asset Limited ("TOTAL")

Ladies and Gentlemen:

This letter constitutes notice by Total to you of the identity of the Principal.

This Lease was originally executed and administered by Total as agent of Compaq Capital ("Compaq Capital"). Compaq Capital now wishes to directly administer the Lease. Therefore, all payments due under the Lease, are to be directly remitted to Compaq Capital at its address set forth below, unless or until Compaq Capital provides different instructions. The next periodic payment is due _______ (Compaq Capital billings under the Lease will be issued directly to you by Compaq Capital)

Please acknowledge receipt of this notification letter by signing and returning the enclosed copy to Compaq Capital (see previous address).


                                             _________________________________
                                             Total Asset Ltd

                                             By   ____________________________

                                             Title ___________________________

Received:

___________________________________
(LESSEE)

By:   _____________________________

Title: ____________________________